EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 333-93229), and on Form S-3 (commission file No. 333-96901) of our report dated March 29, 2007, with respect to the financial statements and financial statement schedule for the years ended December 31, 2006, 2005 and 2004 of Datalink Corporation which appear in this December 31, 2006 Annual Report of Form 10-K.

/s/ MCGLADREY & PULLEN, LLP
Minneapolis, Minnesota
March 29, 2007